Exhibit 99.1

FOR IMMEDIATE RELEASE    For further information,
Contact:        Malissa Fritz
(651) 355-4585
malissa.fritz@chsinc.com

Farmer-owned cooperative CHS elects directors;
2018 officer slate selected

ST. PAUL, MINN. (Dec. 12, 2017) - CHS Inc. cooperative owners have elected farmers from Illinois and Minnesota, and re-elected five other farmers to serve three-year terms as directors of the nation’s leading farmer-owned cooperative and global energy, grains and foods company. The owners also elected a Washington farmer to serve a one-year term on the cooperative’s board of directors.
The elections took place during the 2017 CHS Annual Meeting held Dec. 8, in Minneapolis. CHS Directors must be full-time farmers or ranchers to be eligible for election to the 17-member board.
Newly elected Director Scott Cordes of Wanamingo, Minn., succeeds Curt Eischens of Minneota, Minn., who had served on the board since 1990. With his brother and nephew, Cordes operates a 1,000-acre corn and soybean farm. He received his bachelor’s degree in agricultural economics from the University of Minnesota and previously served as the president of CHS Hedging.
Newly elected Director Tracy Jones of Kirkland, Ill., succeeds Greg Kruger of Eleva, Wis., who had served on the board since 2008. Jones, who operates a corn, soybean and wheat farm, and also finishes 1,400 head of feedlot cattle annually, has been chairman of the CHS Elburn board of directors since 2011.
Newly elected Director Russ Kehl of Quincy, Wash., fills the final year of a three-year term previously held by David Bielenberg, who resigned in June 2017. Kehl raises potatoes, dry beans and other crops on a 12,000-acre farm. A director for CHS Connell Grain since 2004, Kehl also operates a dry bean processing facility and cow-calf operation.
Re-elected were C.J. Blew, Castleton, Kan.; Jon Erickson, Minot, N.D.; Edward Malesich, Dillon, Mont.; Perry Meyer, New Ulm, Minn., and Dan Schurr, LeClaire, Iowa.
Following the annual meeting, the CHS Board re-elected Schurr to a one-year term as chairman. Other directors selected as officers for 2018 were:

•	C.J. Blew, first vice chairman

•	David Johnsrud, Starbuck, Minn., secretary-treasurer

•	Jon Erickson, second vice chairman

•	Steve Riegel, Ford, Kan., assistant secretary-treasurer

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, grains and foods, CHS is committed to helping its customers, farmer-owners and other stakeholders grow their businesses through its domestic and global operations. CHS, a Fortune 100 company, supplies energy, crop nutrients, grain marketing services, animal feed, food and food ingredients, along with business solutions including insurance, financial and risk management services. The company operates petroleum refineries/pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Report Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS public filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2017. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.